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Exhibit 23.1:  Consent of PricewaterhouseCoopers LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 30, 2000, except as to notes 1 and 9, which are as of April 4, 2001 relating to the financial statements which appear in PurchaseSoft Inc.'s Annual Report on Form 10-KSB/A for the year ended May 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 11, 2001